                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/        Preliminary Proxy Statement*
/ /        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section240.14a-11(c) or
           Section240.14a-12


                               PUMA TECHNOLOGY, INC.
--------------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No Fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

* The Registrant expects to release definitive proxy statements to securityholders on or about November 20, 1999.

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          PRELIMINARY PROXY MATERIALS

                               PUMA TECHNOLOGY, INC.
                       2550 NORTH FIRST STREET, SUITE 500
                           SAN JOSE, CALIFORNIA 95131
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 8, 1999

To the Stockholders of Puma Technology, Inc.:

    You are invited to attend the Annual Meeting of Stockholders of Puma Technology, Inc. (the "Company") which will be held on Wednesday, December 8, 1999, at 9:00 a.m. local time, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California, for the following purposes:

    1. To elect five (5) members of the Board of Directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

    2. To approve an amendment to the Puma Technology, Inc. Amended and Restated 1993 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

    3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 60,000,000 shares.

    4. To vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending July 31, 2000.

    5.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on October 27, 1999 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten (10) days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

                                          By Order of the Board of Directors

                                          /s/ Stephen A. Nicol

                                          STEPHEN A. NICOL

                                          SECRETARY

San Jose, California
November   , 1999

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

                             PUMA TECHNOLOGY, INC.
                       2550 NORTH FIRST STREET, SUITE 500
                           SAN JOSE, CALIFORNIA 95131
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 8, 1999

    The accompanying proxy is solicited by the Board of Directors of Puma Technology, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders to be held December 8, 1999, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual
Meeting. The date of this Proxy Statement is November   , 1999, the approximate
date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

    ANNUAL REPORT. An annual report for the fiscal year ended July 31, 1999 is enclosed with this Proxy Statement.

    VOTING SECURITIES. Only stockholders of record as of the close of business on October 27, 1999 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 13,388,711 shares of Common Stock of the Company, par value $0.001 per share ("Common Stock"), issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

    SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

    VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of August 31, 1999, with respect to the beneficial ownership of the Company's Common Stock by
(i) each director and director nominee of the Company, (ii) the Chief Executive Officer and the two (2) other most highly compensated executive officers of the Company whose salary and bonus for the fiscal year ended July 31, 1999 exceeded $100,000, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own more than five percent (5%) of the Company's Common Stock.

                                                                      SHARES OWNED
                                                              -----------------------------
                                                                NUMBER OF     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                         SHARES           CLASS
----------------------------------------                        ---------     -------------
DIRECTORS AND EXECUTIVE OFFICERS
Bradley A. Rowe.............................................    1,388,500(2)      10.3%
Stephen A. Nicol............................................      722,500(3)       5.3%
Michael M. Clair............................................      349,500(4)       2.6%
M. Bruce Nakao..............................................      340,291(5)       2.5%
Tyrone F. Pike..............................................      298,513(6)       2.2%
All current directors and executive officers as a group (6
  persons)..................................................    3,199,904(7)      23.0%

------------------------

*   Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or will become exercisable within sixty (60) days after August 31, 1999 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under the Company's Amended and Restated 1993 Stock Option Plan (the "Option Plan") are fully exercisable from the date of grant, subject to the Company's right to repurchase any unvested shares at the original exercise price upon termination of employment. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Puma Technology, Inc., 2550 North First Street, Suite 500, San Jose, California 95131.

(2) Represents (i) 160,000 shares subject to options which are exercisable within sixty (60) days of August 31, 1999, (ii) 100,000 shares registered in the name of the Bradley Alan & Tanya Elaine Rowe Charitable Remainder Unitrust, of which Mr. Rowe is a trustee and (iii) 1,128,500 shares registered in the name of the Bradley Alan Rowe and Tanya Elaine Rowe Trust UA 8 31 93 BAROWE & TEROWE Revocable Living Trust, of which Mr. Rowe is a trustee.

(3) Includes 160,000 shares subject to options which are exercisable within sixty (60) days of August 31, 1999.

(4) Includes (i) 7,500 shares subject to options which are exercisable within sixty (60) days of August 31, 1999, (ii) 30,000 shares held by the MacLean-Clair Family Limited Partnership, of which Mr. Clair is a general partner, (iii) 16,000 shares registered in the names of children of Mr. Clair and (iv) 171,000 shares registered in the name of Audrey MacLean and Michael M. Clair, as Trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90. The 30,000 shares held by the MacLean-Clair Family Limited Partnership can be voted and disposed of by Mr. Clair and Audrey MacLean acting together.

(5) Represents (i) 93,000 shares subject to options which are exercisable within sixty (60) days of August 31, 1999, (ii) 95,071 shares registered in the name of the M. Bruce Nakao FBO 1994 Trust UAD 4/28/94, of which Mr. Nakao is a trustee, (iii) 120,489 shares registered in the name of M. Bruce Nakao and Marilynn Occhipinti as tenants in common and (iv) 31,731 shares held by B&Z Investments, L.P. ("B&Z"), of which Mr. Nakao is a general partner. The 31,731 shares held by B&Z can be voted and disposed of by Mr. Nakao acting alone. Mr. Nakao disclaims beneficial ownership of the stock held by B&Z except to the extent of his pecuniary interest therein.

(6) Includes (i) 15,000 shares subject to options which are exercisable within sixty (60) days of August 31, 1999, of which 10,313 shares are subject to a repurchase right in favor of the Company which lapses over time, (ii) 2,000 shares registered in the name of the Logan Marler Pike Trust, of which Mr. Pike is a trustee, and (iii) 2,000 shares registered in the name of the Elizabeth Watson Pike Trust, of which Mr. Pike is a trustee.
    Excludes 114,274 shares registered in the name of the Tyrone & Bettina Pike 1999 Joint Issue Trust (the "Joint Issue Trust"). Mr. Pike does not have voting or investment power with respect to the shares held by the Joint Issue Trust and disclaims beneficial ownership of these shares, except to the extent of his proportionate interest in them. The 114,274 shares held by the Joint Issue Trust and 241,013 of the shares listed in the table were acquired in connection with the Company's acquisition of ProxiNet, Inc. in October 1999.

(7) Includes 535,500 shares subject to options which are exercisable within sixty (60) days of August 31, 1999, of which 10,313 shares are subject to a repurchase right in favor of the Company which lapses over time.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Five (5) directors, constituting the Company's full Board of Directors, are to be elected at the Annual Meeting. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2000, and until their successors are elected and qualified.

    Management's nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

    If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e. "broker non-votes", will be counted as present for purposes of determining if a quorum is present.

NAME                                            POSITION WITH THE COMPANY             AGE      DIRECTOR SINCE
----                                   -------------------------------------------  --------   --------------
Bradley A. Rowe......................  President, Chief Executive Officer and
                                       Director                                        39           1993

Stephen A. Nicol.....................  Senior Vice President, Sales and Director       39           1993

Michael M. Clair.....................  Chairman of the Board                           52           1994

Tyrone F. Pike.......................  Director                                        45           1996

M. Bruce Nakao.......................  Director Nominee                                55           1999

    MR. ROWE co-founded the Company in August 1993 and has served as President since October 1993 and Chief Executive Officer since March 1995. He has also served as a Director of the Company since August 1993. Prior to founding the Company, from January 1991 to July 1993, he held various management positions at SystemSoft Corporation, a PC system software supplier, including Vice President of Worldwide Sales and General Manager of Desktop Computing. In June 1988,
Mr. Rowe co-founded Extar Technologies, a manufacturer's representative of PC products, where he held a number of management positions, including Vice President of Sales and President until December 1990. From November 1983 to
June 1988, Mr. Rowe served in various sales positions at Western Digital Corporation, a storage management company, including Director of Western Area Sales. He holds a B.S. degree in engineering and management science from Princeton University. Mr. Rowe currently serves as a director of two privately held corporations: 7th Street Teleworks, Inc. and ClikIn.com, Inc.

    MR. NICOL co-founded the Company in August 1993 and has served as Senior Vice President of Sales since its establishment. He has also served as a Director since August 1993. Prior to founding the Company, he served in several capacities at SystemSoft Corporation, including Director of Sales for Japan and Asia Pacific from July 1992 to July 1993 and as Sales Manager for the Eastern United States from November 1991 to July 1992. Mr. Nicol co-founded Extar Technologies in June 1988 where he served until November 1991 as Vice President of Sales. Previously, Mr. Nicol served as OEM Manager for Western Digital and Computer Sales Representative for Hewlett-Packard. He holds an A.B. degree in political science from Princeton University.

    MR. CLAIR became a Director of the Company in November 1994 and has served as Chairman of the Board since March 1995. Mr. Clair was a founder of SynOptics Communications, a computer networking company, and from January 1987 to November 1992, served as Vice President Sales and

Marketing and then as Senior Vice President of Sales and Customer Service of SynOptics. Mr. Clair has more than twenty-five (25) years of experience in data processing, data and voice communications and local area networking. He spent the early part of his career with Tymshare, a computer time-sharing company, and ROLM, a manufacturer of digital PBX equipment, in a variety of sales and marketing positions. He holds a B.S. degree in business and an M.B.A. degree from the University of Buffalo. Mr. Clair currently serves as a director of several private companies in Silicon Valley.

    MR. PIKE became a Director of the Company in October 1996. Since
March 1993, Mr. Pike has served as a Director of Citrix Systems, a publicly-held supplier of multi-user application server products. In August 1996, Mr. Pike founded Switchsoft Systems, a supplier of virtual network management software and virtual private network services and has served as Chairman of the Board and Chief Executive Officer since its inception. From January 1994 to August 1996, Mr. Pike served in various positions at UB Networks, a computer networking company, including Senior Vice President and Chief Technical Officer. Prior to joining UB Networks, Mr. Pike served as a partner of Pike Associates from September 1992 to January 1994. From March 1992 to September 1992, Mr. Pike served as President and Chief Executive Officer of Global Village Communications, a networking communications company. From May 1991 to June 1992, he served as manager, Strategic Planning & Business Development of Intel Corporation. From April 1983 to May 1991, Mr. Pike served as Founder, Chairman of the Board and President of LANSystems, a computer networking company, of which he served as a Director until February 1994. Mr. Pike holds an A.B. degree in architecture from Princeton University.

    MR. NAKAO became a Director of the Company in May 1999. Mr. Nakao currently holds the position of Chief Financial Officer at an Internet search company, Ask Jeeves, Inc. Prior to joining the Company's Board, from June 1996 to May 1999, Mr. Nakao was the Chief Financial Officer of the Company. Prior to that, from May 1986 to June 1996, Mr. Nakao served in several capacities at Adobe Systems Incorporated, a software company, most recently as its Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer. He holds a B.A. degree in business and economics from the University of Washington and an M.B.A. degree from Stanford University.

BOARD MEETINGS AND COMMITTEES

    During the fiscal year ended July 31, 1999, the Board of Directors held four
(4) meetings. No incumbent director attended fewer than one hundred percent (100%) of such meetings of the Board of Directors and the Committees on which he serves.

    The Company has an Audit Committee and a Compensation Committee.

    The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board of Directors, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee are Messrs. Clair and Nakao. During the fiscal year ended July 31, 1999, the Audit Committee held one (1) meeting.

    The Compensation Committee's function is to review and establish salary levels for executive officers, including the Chief Executive Officer, and certain other management employees and to grant stock options. The members of the Compensation Committee are Messrs. Clair and Nakao. During the fiscal year ended July 31, 1999, the Compensation Committee held one (1) meeting. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

    If a quorum representing a majority of all outstanding shares of Common Stock is present and voting, either in person or by proxy, the five
(5) nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes, on the other hand, will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the two (2) other most highly compensated executive officers of the Company as of July 31, 1999 whose total salary and bonus for the fiscal year ended July 31, 1999 exceeded $100,000, for services in all capacities to the Company, during the fiscal years ended
July 31, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                                         AWARDS
                                                        ANNUAL COMPENSATION      ----------------------
                                                      ------------------------         SECURITIES
NAME AND PRINCIPAL POSITION                           FISCAL YEAR   SALARY ($)   UNDERLYING OPTIONS(#)
---------------------------                           -----------   ----------   ----------------------
Bradley A. Rowe                                          1999         218,750           160,000(1)
  President and Chief Executive Officer                  1998         131,250            60,000(2)
                                                         1997          96,250           160,000(3)

Stephen A. Nicol                                         1999         212,917           160,000(1)
  Senior Vice President, Sales                           1998         131,250            60,000(2)
                                                         1997         102,083           160,000(3)

FORMER EXECUTIVE OFFICER:                                1999         143,192            93,000(1)
  M. Bruce Nakao(5)                                      1998         119,208            60,000(2)
  Director                                               1997          94,375           236,122(4)

------------------------

(1) Represents: (i) for Mr. Rowe, 160,000 shares for options previously granted in fiscal years 1997 and 1996 which were canceled and replaced pursuant to the October 29, 1998 repricing; (ii) for Mr. Nicol, 160,000 shares for options previously granted in fiscal years 1997 and 1996 which were canceled and replaced pursuant to the October 29, 1998 repricing; and (iii) for Mr. Nakao, 93,000 shares for options granted during fiscal year 1999. See "OPTION GRANTS IN LAST FISCAL YEAR" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(2) Represents 60,000 shares for options previously granted in fiscal year 1997 which were canceled and replaced pursuant to the October 3, 1997 repricing. All shares listed in fiscal year 1998 (i) for Messrs. Rowe and Nicol, have been canceled and replaced pursuant to the October 29, 1998 repricing and
    (ii) for Mr. Nakao, have been canceled and replaced pursuant to the October 29, 1998 repricing, of which 35,000 shares have been exercised by Mr. Nakao and 25,000 shares have canceled by the Company in fiscal year 1999.

(3) Represents 60,000 shares for options previously granted in fiscal year 1997 which were canceled and replaced pursuant to the October 3, 1997 repricing and 100,000 shares for options previously granted in fiscal year 1996 which were canceled and replaced pursuant to the October 29, 1998 repricing. All shares listed in fiscal year 1997 have been canceled and replaced pursuant to the October 3, 1997 and October 29, 1998 repricings.

(4) Represents (i) 176,122 shares for options previously granted in fiscal year 1996 which were canceled and replaced pursuant to the October 29, 1998 repricing, of which 108,413 shares have been exercised by Mr. Nakao and 67,709 shares have been canceled by the Company in fiscal year 1999, and
    (ii) 60,000 shares for options previously granted in fiscal year 1997 which were canceled and replaced pursuant to the October 3, 1997 and October 29, 1998 repricings, of which 35,000 shares have been exercised by Mr. Nakao and 25,000 shares have been canceled by the Company in fiscal year 1999.

(5) Mr. Nakao served as the Company's Senior Vice President and Chief Financial Officer until May 1999.

STOCK OPTIONS GRANTED IN FISCAL YEAR 1999

    The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended July 31, 1999 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                       VALUE AT
                                                                                                    ASSUMED ANNUAL
                                                     % OF TOTAL                                     RATES OF STOCK
                                    NUMBER OF         OPTIONS                                     PRICE APPRECIATION
                                   SECURITIES        GRANTED TO                                       FOR OPTION
                                   UNDERLYING       EMPLOYEES IN                                        TERM(3)
                                     OPTIONS           FISCAL      EXERCISE PRICE   EXPIRATION   ---------------------
NAME                              GRANTED(#)(1)         YEAR         ($/SH)(2)         DATE       5% ($)      10% ($)
----                              -------------     ------------   --------------   ----------   ---------   ---------
Bradley A. Rowe.................     100,000(4)         10.4           2.40625       07/22/01     151,328     383,494
                                      60,000(5)          6.3           2.40625       03/03/02      90,797     230,097

Stephen A. Nicol................     100,000(4)         10.4            2.1875       07/22/06     137,571     348,631
                                      60,000(5)          6.3            2.1875       03/03/07      82,542     209,179

FORMER OFFICER:                      176,122(4)         18.4            2.1875       06/23/06     242,292     614,016
  M. Bruce Nakao................      93,000             9.7              5.50       05/24/09     321,680     815,199
                                      60,000(5)          6.3            2.1875       03/03/07      82,542     209,179

------------------------

(1) The Board of Directors has discretion, subject to plan limits, to modify the terms of options and to reprice the options. Each option is fully exercisable from the time of grant, subject to the Company's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Shares generally vest at the rate of 1/4 after twelve (12) months from the date of grant and 1/48 of the total number of shares each month thereafter.

(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Company's Board of Directors. In October 1998, as a result of a broad decline in the fair market value of the Company's Common Stock, the Compensation Committee determined that it was in the best interests of the Company to offer to all current option holders, including executive officers whom the Committee considered separately, the opportunity to exchange outstanding options with an exercise price above the then current price for options with an exercise price equal to the then current fair market value. For details concerning the repricings of options, see "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed five percent (5%) and ten percent (10%) rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. This table does not take into account any appreciation in the price of the Common Stock to date.

(4) Represents options that were repriced on October 29, 1998, replacing options that were granted in fiscal year 1996.

(5) Represents options that were repriced on October 29, 1998, replacing options that were granted in fiscal year 1997 and repriced on October 3, 1997.

OPTION EXERCISES AND FISCAL 1999 YEAR-END VALUES

    The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended
July 31, 1999, and unexercised options held as of July 31, 1999, by the persons named in the Summary Compensation Table:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                SHARES                         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                               ACQUIRED                     OPTIONS AT JULY 31, 1999(#)         AT JULY 31, 1999($)(1)
                                  ON          VALUE        ------------------------------   ------------------------------
NAME                           EXERCISE   REALIZED($)(2)   EXERCISABLE(3)   UNEXERCISABLE   EXERCISABLE(4)   UNEXERCISABLE
----                           --------   --------------   --------------   -------------   --------------   -------------
Bradley A. Rowe..............       --             --         160,000             --            475,000            --

Stephen A. Nicol.............       --             --         160,000             --            510,000            --

FORMER OFFICER:
M. Bruce Nakao...............  143,413        367,496          93,000             --                 --            --

------------------------

(1) Calculated on the basis of the fair market value of the underlying securities at July 31, 1999 of $5.375 per share, as reported by the Nasdaq National Market, minus the aggregate exercise price.

(2) "Value Realized" represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such options.

(3) All options are fully exercisable, subject to the Company's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Shares generally vest at the rate of 1/4 after twelve (12) months from the date of grant and 1/48 of the total number of shares each month thereafter.

(4) Does not include options that had an exercise price greater than the per share closing price of $5.375 on July 31, 1999 as reported by the Nasdaq National Market on July 31, 1999.

REPRICING OF OPTIONS

    The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company from December 5, 1996, the first day of trading following the date of the Company's initial public offering, through the fiscal year ended July 31, 1999:

                         TEN-YEAR OPTION REPRICINGS(1)

                                     NUMBER OF                                                     LENGTH OF ORIGINAL
                                    SECURITIES                                                        OPTION TERM
                                    UNDERLYING      MARKET PRICE OF   EXERCISE PRICE               REMAINING AT DATE
                                      OPTIONS        STOCK AT TIME      AT TIME OF        NEW       OF REPRICING OR
NAME AND                            REPRICED OR     OF REPRICING OR    REPRICING OR    EXERCISE        AMENDMENT
PRINCIPAL POSITION         DATE     AMENDED(#)       AMENDMENT($)     AMENDMENT ($)    PRICE ($)        (MONTHS)
------------------         ----     -----------     ---------------   --------------   ---------   ------------------
Bradley A. Rowe........  10/29/98     100,000(1)         2.1875             6.05        2.40625             33
  President and Chief    10/29/98      60,000(1)         2.1875             7.15        2.40625             41
  Executive Officer      10/03/97      56,910(2)           6.50           11.825           7.15            113
                         10/03/97       3,090(2)           6.50           11.825           7.15             53

Stephen A. Nicol.......  10/29/98     160,000(1)         2.1875             5.50         2.1875             93
  Senior Vice            10/29/98      60,000(1)         2.1875             6.50         2.1875            101
  President, Sales       10/03/97      60,000(2)           6.50            10.75           6.50            113

FORMER OFFICER:

M. Bruce Nakao.........  10/29/98     176,122(1)         2.1875             3.25         2.1875             92
  Former Senior Vice     10/29/98      60,000(1)         2.1875             6.50         2.1875            101
  President and Chief    10/03/97      60,000(2)           6.50            10.75           6.50            113
  Financial Officer

------------------------

(1) Options that were repriced in October 1998 continue to vest in accordance with their original vesting schedule. See also "REPORT OF COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(2) Options that were repriced in October 1997 continue to vest in accordance with their original vesting schedule.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company did not have a Compensation Committee until September 1996, prior to which time all decisions concerning executive compensation were made by the entire Board of Directors, of which Messrs. Rowe and Nicol are members. Messrs. Rowe and Nicol abstained from all deliberations concerning their own compensation during this period. The Compensation Committee currently consists of Mr. Clair and Mr. Nakao.

DIRECTOR COMPENSATION

    Directors do not receive any cash compensation for their services as members of the Board of Directors or members of committees of the Board of Directors, although they are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings. Directors who are employees are eligible to receive stock option grants under the Option Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

    Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that it has complied with all filing requirements applicable to the Company's executive officers, directors and greater than ten percent (10%) stockholders.

CHANGES TO BENEFIT PLANS

    Amended and Restated 1993 Stock Option Plan. The Board of Directors has adopted, subject to stockholder approval, an amendment to the Amended and Restated 1993 Stock Option Plan to increase the maximum number of shares that may be issued thereunder by 500,000 shares. See "PROPOSAL NO. 2--AMENDMENT TO THE PUMA TECHNOLOGY, INC. AMENDED AND RESTATED 1993 STOCK OPTION PLAN." As of November 1, 1999, no grant of options had been made to any person conditioned upon stockholder approval of the increase in the share reserve of the Amended and Restated 1993 Stock Option Plan.

          REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

    In October 1998, the Committee considered the options held by the Company's executive officers and employees and the fact that a broad decline in the price of the Company's stock had resulted in a substantial number of stock options granted pursuant to the Option Plan having prices well above the recent historical trading prices for the stock. Management had informed the Committee of its concern that key employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the current trading price, was less attractive than compensation offered by other companies in the same geographic locations. This is because options granted to new hires at other companies would likely be granted at current trading prices, providing more opportunity for appreciation than the Company's options.

    The Committee believed that the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical, managerial, sales and marketing personnel, and the loss of key employees could have a significant impact on the Company's business. The Committee also believed that unless an adjustment was made in option prices, existing employees holding options would perceive a substantial inequity in comparison to new employees granted stock options with exercise prices set at the current, lower fair market value of the Company's stock, and that employee morale would suffer as a consequence. The Committee concluded that it was important and cost-effective to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders. The Committee considered granting new options selectively to current key employees at fair market value, but recognized that the size of the option grants required to offset the decline in market price would result in significant additional dilution to stockholders. The Committee recognized that an exchange of existing options with exercise prices higher than fair market value for options at fair market value would provide additional incentives to employees because of the increased potential for appreciation. The Committee also recognized that issuance of the new options could be subject to a restriction on exercise for a given period, thereby providing optionees participating in the exchange with an additional incentive to remain employed by the Company. The Committee recognized that to require optionees to forfeit accumulated vesting would appear more onerous than a restriction on exercise for a specified period. Considering these factors, the Committee determined that it was in the best interests of the Company and its stockholders to grant replacement stock options under the Option Plan for those options with exercise prices above recent trading prices.

    Accordingly, in October 1998, the Committee decided to approve an offer to all employees of the Company, including executive officers, which the Committee considered separately, to exchange outstanding options for replacement options with an exercise price based on the closing price of the Company's Common Stock on October 29, 1998, which was $2.1875. Pursuant to the repricing, a total of 2,359,516 shares, with exercise prices ranging from $2.50 to $9.75, were voluntarily exchanged for the same number of options, all with an exercise price of $2.1875 per share, except that Mr. Rowe's shares were repriced with an exercise price of $2.40625 per share. Options exchanged by the Company's executive officers were as follows:

Bradley A. Rowe.............................................  160,000
Stephen A. Nicol............................................  160,000
M. Bruce Nakao..............................................  236,122

    Under the October 1998 repricing program, repriced options will continue to have the same vesting schedule as the surrendered options, but will be subject to a three month restriction on exercise.

                                          COMPENSATION COMMITTEE
                                          Michael M. Clair
                                          M. Bruce Nakao

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    Prior to September 1996, the Company did not have a Compensation Committee, during which time all decisions concerning executive compensation were made by the entire Board, of which Messrs. Rowe and Nicol are members. Messrs. Rowe and Nicol abstained from all deliberations concerning their own compensation during this period. The initial Compensation Committee (the "Committee") was formed in September 1996. The current Committee consists of Messrs. Clair and Nakao. Each of these individuals is a non-employee member of the Company's Board of Directors.

    Since September 1996, the Committee has been responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. For all executive officers, the Committee reviews the performance and compensation levels for executive officers, sets salary levels and recommends option grants under the Option Plan.

OVERVIEW

    The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salary and option grants to attain these goals. The Committee reviews compensation surveys and other data to enable the Committee to compare the Company's compensation package with that of similarly-sized high technology companies in the Company's geographic areas.

    During the fiscal year ended July 31, 1999, the Company implemented a 401(k) matching plan for all employees. Since September 1997, the Company has had in effect a profit sharing plan for non-officer employees and, during the fiscal year ended July 31, 1999, the Company implemented a management bonus program for all officers, vice presidents, directors and managers, excluding persons eligible for commission-based compensation. Eligibility for management bonuses is based on attainment of specified Company financial objectives.

SALARY

    Base salaries of executive officers, other than for Mr. Rowe, the Company's President and Chief Executive Officer, are reviewed annually by the Committee, and adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized high technology companies in the applicable geographic area.

STOCK OPTIONS

    The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies in the relevant geographic area for similar positions, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Committee annually reviews the performance and compensation of Mr. Rowe. Mr. Rowe has served as the Company's President since October 1993 and Chief Executive Officer since March 1995. The compensation of Mr. Rowe is based upon the same criteria as the other executive officers of the Company. While the Chief Executive Officer makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in discussions regarding his own compensation or performance. Mr. Rowe participated in the same voluntary salary reduction program in exchange for an award of options described above.

                                          COMPENSATION COMMITTEE
                                          Michael M. Clair
                                          M. Bruce Nakao

                        COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock, with the cumulative total return of the Nasdaq Stock Market Index (U.S. Companies) ("Nasdaq U.S.") and the Hambrecht & Quist Computer Software Index ("H&Q Computer Software"), for the period commencing on December 5, 1996, the first day of trading following the date of the Company's initial public offering, and ending on July 30, 1999.

        COMPARISON OF CUMULATIVE TOTAL RETURN FROM DECEMBER 5, 1996 THROUGH
                               JULY 30, 1999(1):

       PUMA TECHNOLOGY, INC., NASDAQ STOCK MARKET INDEX (U.S. COMPANIES)
                 AND HAMBRECHT & QUIST COMPUTER SOFTWARE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                PUMA                     H&Q COMPUTER
          Technology, Inc.  Nasdaq U.S.      Software
12/05/96           $100.00      $100.00       $100.00
1/31/97            $125.81      $110.39        $99.98
7/30/97             $69.09      $127.50       $116.15
1/31/98             $52.59      $129.55       $120.93
7/31/98             $45.89      $149.79       $148.27
1/29/99             $32.23      $200.47       $161.26
7/30/99             $44.34      $211.08       $168.72

                                        12/05/96   1/31/97    7/30/97    1/31/98    7/31/98    1/29/99    7/30/99
                                        --------   --------   --------   --------   --------   --------   --------
Puma Technology, Inc..................  $100.00    $125.81    $ 69.09    $ 52.59    $ 45.89    $ 32.23    $ 44.34
Nasdaq U.S............................  $100.00    $110.39    $127.50    $129.55    $149.79    $200.47    $211.08
H&Q Computer Software.................  $100.00    $ 99.98    $116.15    $120.93    $148.27    $161.26    $168.72

------------------------

(1) Assumes that $100.00 was invested on December 5, 1996 in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                 PROPOSAL NO. 2
                     AMENDMENT TO THE PUMA TECHNOLOGY, INC.
                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN

GENERAL

    At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company's Amended and Restated 1993 Stock Option Plan (the "Option Plan") to increase by 500,000 the maximum number of shares of Common Stock that may be issued under the Option Plan. The Company's stockholders have previously approved the reservation of 4,500,000 shares of the Company's Common Stock for issuance to employees (including officers), directors and consultants under the Option Plan. As of November 1, 1999, options to purchase an aggregate of 2,249,771 shares of Common Stock were outstanding under the Option Plan, at a weighted average exercise price of $3.8673 per share, and 1,692,588 shares had been issued upon the exercise of previously granted options, leaving only 557,641 shares available for future option grants. To enable the Company to continue to provide long-term equity incentives, the Board of Directors has amended the Option Plan, subject to approval by the stockholders, to increase the maximum number of shares that may be issued under the Option Plan by 500,000, to an aggregate of 5,000,000 shares. The Board of Directors believes that the Company's stock option program is an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders. Because competition for highly qualified individuals in the Company's industry is intense, management believes that to successfully attract the best candidates, the Company must continue to offer a competitive stock option program. The Board of Directors further believes that stock options serve an important role in motivating their holders to contribute to the Company's continued growth and profitability. The proposed amendment is intended to ensure that the Company will continue to have available a reasonable number of shares under the Option Plan to meet these needs.

SUMMARY OF THE OPTION PLAN, AS AMENDED

    The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

    GENERAL. The purpose of the Option Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. It provides for the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonstatutory stock options.

    SHARES SUBJECT TO PLAN. The stockholders have previously authorized an aggregate of 4,500,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the Option Plan. As amended, the Option Plan would provide that the maximum aggregate number of authorized but unissued or reacquired shares of Common Stock that may be issued under the plan is 5,000,000. Appropriate adjustments will be made to the shares subject to the Option Plan and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full, or if shares issued upon exercise of an option are subject to a Company repurchase right which is subsequently exercised by the Company, the shares of Common Stock for which such option is not exercised or the shares repurchased are returned to the Option Plan and become available for future grant.

    ADMINISTRATION. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee's termination of service with the Company. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan.

    ELIGIBILITY. Options may be granted under the Option Plan to employees (including officers), directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written employment offers, provided that no shares may be purchased prior to such person's commencement of service. As of November 1, 1999, the Company had approximately 119 employees, including 4 executive officers and 5 directors eligible under the Option Plan. While any person eligible under the Option Plan may be granted nonstatutory stock options, only employees may be granted incentive stock options.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option granted under the Option Plan may not be less than the fair market value of a share of the Company's Common Stock on the date of grant, while the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of November 1, 1999, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $36.06 per share. The Option Plan provides that the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by such other lawful consideration as approved by the Board, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option. Options granted under the Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan are exercisable on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of an incentive stock option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Generally, options remain exercisable for three months following an optionee's termination of service, unless such termination results from the optionee's death or disability, in which case the option will remain exercisable for twelve months following the optionee's termination of service, provided that in any event the option must be exercised no later than its expiration date.

    TRANSFER OF CONTROL. The Option Plan provides that in the event of (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Transfer of Control"), the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Transfer of Control, they will terminate.

    TERMINATION OR AMENDMENT. The Option Plan currently provides that unless sooner terminated, no Incentive Stock Option may be granted under the Option Plan after December 3, 2007. However, if the stockholders approve the proposed increase in the number of shares issuable under the Option Plan, such term will be extended for another 10 years. This term limitation does not apply to nonstatutory stock options, which may be granted until the Plan is terminated. The Board may terminate or amend the Option Plan at any time. However, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder or change the class of persons eligible to receive options. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or comply with any applicable law or regulation.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 1 year. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or
(ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 1 year. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTIONS RECOMMENDATION

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. The Board of Directors believes that the proposed amendment to the Option Plan increasing by 500,000 the maximum aggregate number of shares of Common Stock issuable under the plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE OPTION PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN BY 500,000.

                                 PROPOSAL NO. 3
                   AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                      INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

BACKGROUND

    Under Delaware law, the Company may only issue shares of Common Stock to the extent such shares have been authorized for issuance under the Company's Certificate of Incorporation (the "Certificate"). The Certificate currently authorizes the issuance by the Company of up to 40,000,000 shares of Common Stock, $.001 par value. However, as of November 1, 1999, 15,289,448 shares of the Company's Common Stock were issued and outstanding, including
1,900,737 shares of Common Stock issued to the stockholders of ProxiNet, Inc. ("ProxiNet") in connection with the Company's acquisition of ProxiNet in October 1999 (the "ProxiNet Acquisition"), and a total of 6,139,217 shares of Common Stock were reserved for issuance under the Company's equity compensation plans, including 639,617 shares of Common Stock reserved for issuance to holders of options to acquire the Common Stock of ProxiNet in connection with the ProxiNet Acquisition, leaving 18,571,335 shares of Common Stock unissued and unreserved. If the Company's stockholders approve Proposal 2, regarding an increase in the maximum number of shares issuable under the Option Plan, only 18,071,335 shares of Common Stock will remain unissued and unreserved. In order to ensure sufficient shares of Common Stock will be available for issuance by the Company, the Board of Directors on November 22, 1999 approved, subject to stockholder approval, amending the Certificate to increase the number of shares of such Common Stock authorized for issuance from 40,000,000 to 60,000,000.

PURPOSE AND EFFECT OF THE AMENDMENT

    The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, provide equity incentives to employees and officers or other corporate purposes. The Board of Directors has no current intention to split the outstanding Common Stock by declaring a stock dividend, and the declaration and payment of such a stock dividend by the Board would be contingent upon several factors, including the market price of the Company's stock, the Company's expectations about future performance and the Company's beliefs about general market trends. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. The Board of Directors has no present agreement, arrangement or intention to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

    The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

    The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

    The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

    If the proposed amendment is approved by the stockholders, Article 4, Section FOURTH(A) of the Certificate will be amended to read as follows:

       The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty-Two Million (62,000,000) consisting of Sixty Million (60,000,000) shares of Common Stock, par value one-tenth of one cent ($.001) per share (the "Common Stock") and Two Million (2,000,000) shares of Preferred Stock, par value one-tenth of one cent ($.001) per share (the "Preferred Stock").

    The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have a par value of $.001 per share and be of the same class of Common Stock as is currently authorized under the Certificate. The Company does not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing stock option and purchase plans and as stock dividends to holders of outstanding stock.

    The affirmative vote of a majority of the shares of outstanding Common Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 60,000,000 SHARES.

                                 PROPOSAL NO. 4
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending July 31, 2000. PricewaterhouseCoopers LLP has acted as the Company's independent accountants since the Company's inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 2000.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

    The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder proposal must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

    Proposals of stockholders intended to be presented at the 2000 Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 2550 North First Street, Suite 500, San Jose, California 95131 no
later than July   , 2000 and satisfy the conditions established by the
Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Stephen A. Nicol

                                          STEPHEN A. NICOL
                                          SECRETARY

November   , 1999

                        PRELIMINARY PROXY MATERIALS

                            PUMA TECHNOLOGY, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 8, 1999

  The undersigned hereby appoints Bradley A. Rowe and Kelly J. Hicks, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Puma Technology, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California, on December 8, 1999 at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated November __, 1999 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

  THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                           PUMA TECHNOLOGY, INC.
                     PLEASE MARK VOTE IN OVAL IN THE
                   FOLLOWING MANNER USING DARK INK ONLY.


Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.


A vote FOR the following proposals is recommended by the Board of Directors:


1. To elect the following five (5) members of the Board of Directors to hold office until the 2000 Annual Meeting of Stockholders and until their respective successors are elected and qualified: Bradley A. Rowe, Stephen A. Nicol, Michael M. Clair, Tyrone F. Pike, M. Bruce Nakao

                        For          Withhold        For All
                        All             All          Except

                       /   /          /   /           /   /

         ____________________________________________
         Except Nominee(s) Written Above

2. To approve an amendment to the Puma Technology, Inc. Amended and Restated 1993 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

                        For          Against         Abstain

                       /   /          /   /           /   /

3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 60,000,000.

                        For          Against         Abstain

                       /   /          /   /           /   /

4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending July 31, 2000;

                        For          Against         Abstain

                       /   /          /   /           /   /



                                               MARK HERE FOR ADDRESS
                                             CHANGE AND NOTE AT LEFT  /  /

                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING  /  /

                                                  Dated_____________________

Signature(s): _______________________________________________________________


SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. IF SHARES OF STOCK STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS OR IN THE NAME OF HUSBAND AND WIFE, WHETHER AS JOINT TENANTS OR OTHERWISE, BOTH OR ALL OF SUCH PERSONS SHOULD SIGN THE ABOVE PROXY. IF SHARES OF STOCK ARE HELD OF RECORD BY A CORPORATION, THE PROXY SHOULD BE EXECUTED BY THE PRESIDENT OR VICE PRESIDENT AND THE SECRETARY OR ASSISTANT SECRETARY, AND THE CORPORATE SEAL SHOULD BE AFFIXED THERETO. EXECUTORS OR ADMINISTRATORS OR OTHER FIDUCIARIES WHO EXECUTE THE ABOVE PROXY FOR A DECEASED STOCKHOLDER SHOULD GIVE THEIR FULL TITLE. PLEASE DATE THE PROXY.

                            - FOLD AND DETACH HERE -


CONTROL NUMBER
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